AMENDMENT NO. 2
                              TO WARRANT AGREEMENT


          This Amendment No. 2 to Warrant Agreement dated as of February 4, 1999 (as heretofore amended, the "Agreement"), is made as of June 1, 1999, by KMC Telecom Holdings, Inc. (the "Company"), The Chase Manhattan Bank ("Warrant Agent"), Newcourt Commercial Finance Corporation ("Newcourt') and Lucent Technologies Inc. ("Lucent").

                                       W I T N E S S E T H

          WHEREAS, Newcourt and Lucent own warrants to purchase shares of the Company's Common Stock ("Warrants");

          WHEREAS, the Company has issued Warrants to First Union Investors, Inc, ("First Union") pursuant to a warrant agreement dated as of April 30, 1999 (the "First Union Warrant Agreement");

          WHEREAS, under the First Union Warrant Agreement, First Union is, under certain circumstances, entitled to and obligated to sell shares of Common Stock for which it Warrants may be exercised;

          WHEREAS, Harold N. Kamine ("Kamine") and Nassau Capital Partners L. P. ("Nassau") are parties to the First Union Warrant Agreement for limited purposes;

          WHEREAS, Newcourt and Lucent wish to have the rights and obligations to sell shares of Common Stock for which their Warrants may be exercised as First Union has under the First Union Warrant Agreement, and Kamine and Nassau are willing to agree to, the extension of such rights and obligations to Newcourt and Lucent.

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Agreement and used herein are used as so defined. In addition, the following terms shall have the meanings set forth below:

          "Buyout Notice" has the meaning ascribed to such term in Section 8.6.

          "Capital Stock" means capital stock or share capital of, and/or other equity participations in, the Company, including, without limitation partnership interests, and/or conversion privileges, warrants, options and/or other rights to acquire such capital stock, share capital and/or other equity participations.



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          "Common Stock  Equivalents"  means any security or obligation which is by its terms convertible into shares of Common Stock and any option, warrant or other subscription or purchase right with respect to Common Stock.

          "Existing Stockholders" means those stockholders who are from time to time parties to the Stockholders Agreement dated as of October 31, 1997, as amended.

          "Fully Diluted" or "Fully Diluted Basis" means, at any date as of which the number of shares of Common Stock is to be determined, such number of shares determined on a basis that includes all shares of Common Stock outstanding at such date and the maximum shares of Common Stock issuable in respect of Common Stock Equivalents (giving effect to the then current respective conversion prices) and other rights to purchase (directly or indirectly) shares of Common Stock or Common Stock Equivalents, outstanding on such date, whether or not such rights to convert, exchange or exercise thereunder are presently exercisable,

          "Principal Holders" means each of the following two groups (i) Nassau Capital Partners L. P. and its general and limited partners and any Affiliates of the foregoing and (ii) Harold N. Kamine and his parents, siblings, spouse, descendants, heirs and devices, and any trust or Person the sole beneficiaries or equity holders of which are the foregoing Persons.

          "Tag-Along  Notice" has the  meaning  ascribed to such term in Section
8.5.

          "Tag-Along Purchaser" has the meaning ascribed to such term in Section 8.5.

          "Tag-Along  Shares" has the  meaning  ascribed to such term in Section
8.5.

          "Third  Party  Purchaser"  has the  meaning  ascribed  to such term in
Section 8.6.

          2. ADDITION OF SECTION 8.5. A new Section 8.5 is added to the Agreement to read in its entirety as follows:

          SECTION 8.5. TAG-ALONG RIGHT. (a) If any Principal Holder intends to transfer to any Person (other than another Person that is included within the defined group of such Principal Holder, provided that such transferee agrees in writing to be bound by the terms of this Section 8.5 and new stock certificates containing a restrictive legend referring to the transfer restrictions of this
Section 8.5 are issued to such transferee) (the "TAG-ALONG PURCHASER"), in one transaction or a series of related transactions (excluding securities offerings registered under the Securities Act), shares of Capital Stock constituting, in the aggregate, more than 20% of the total number of shares of Common Stock on a Fully Diluted Basis owned by such Principal Holder as of April 30, 1999, then such Principal Holder shall permit each of the Purchasers, at such Purchaser's option, to transfer, for the same consideration, and on the same terms and conditions, if any, upon which the Principal Holder intends to transfer such shares, a number of shares of Common Stock (including shares subject to then exercisable Warrants and Warrants that will become exercisable as a result of such transaction or series of transactions) then owned by such Purchaser determined in accordance with this Section 8.5(a) (the "TAG-ALONG SHARES"). Such Purchaser shall have the right, pursuant to this Section 8.5(a), to sell



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pursuant to the offer by the Tag-Along Purchaser,  a percentage of the shares of
Common Stock (including shares subject to then exercisable Warrants) held by such Purchaser equal to the Applicable Percentage.

          (b)  For  purposes  hereof,  the  "APPLICABLE   PERCENTAGE"  shall  be
determined as follows:

               (i) if such transaction or series of related transactions constitutes the first instance in which the rights under Section 8.5(a) apply, the Applicable Percentage shall be equal to the percentage of the holdings of Capital Stock (on a Fully Diluted Basis) then owned by the applicable Principal Holder being transferred in such transaction or series of related transactions by such Principal Holder (the "APPLICABLE HOLDER" for such transaction(s));

               (ii) if such transaction or series of related transactions does not constitute the first instance in which the rights under Section 8.5(a) apply, the Applicable Percentage shall be equal to the percentage of the holdings of Capital Stock (on a Fully Diluted Basis) then owned by the Applicable Holder being transferred in such transaction or series of related transactions by the Applicable Holder; provided that the Applicable Percentage shall be zero if the percentage of the holdings of Capital Stock (on a Fully Diluted Basis) then owned by the Applicable Holder being transferred in such transaction or series of related transactions by the Applicable Holder is not greater than five percent.

          (c) Not less than 15 Business Days prior to any proposed transfer pursuant to this Section 8.5, the Principal Holders shall deliver to each of the Purchasers written notice thereof (the "TAG-ALONG Notice"), which notice shall set forth the consideration to be paid by the Tag-Along Purchaser and the other terms and conditions, if any, of such transaction. If any Purchaser elects to transfer some or all of the Tag-Along Shares pursuant to this Section 8.5, then
(i) such Purchaser shall so notify the Principal Holders within 10 Business Days after the date of such Purchaser's receipt of Tag-Along Notice, and, (ii) at the Principal Holders' request not less than two Business Days prior to the proposed transfer, such Purchaser shall deliver to counsel to the Principal Holders, to be held in escrow, certificates representing such Tag-Along Shares (and/or other appropriate documentation to permit the exercise of Warrants), duly endorsed or with duly completed and executed stock powers attached, in proper form for transfer, together with a limited power-of-attorney authorizing the Principal Holders to transfer the Tag-Along Shares to the Tag-Along Purchaser (in accordance with the terms and conditions set forth in the Tag-Along Notice) and to execute all other documents required to be executed in connection with such transaction.

          (d) If, within 30 Business Days after any Purchaser notifies the Principal Holder of such Purchaser's election to transfer some or all of its Tag-Along Shares, no transfer of shares held by the Principal Holders and Tag-Along Shares in accordance with the provisions of this Section 8.5 shall have been completed, then such Purchaser shall have the right at any time thereafter to revoke its prior election relating to the Tag--Along Shares. Upon any such revocation, or earlier if the Principal Holder shall determine not to proceed with such transfer, then the Principal Holder's counsel shall promptly return to such Purchaser, in proper form, all certificates representing the Tag-Along Shares and the limited power-of-attorney previously delivered by such Purchaser to the Principal Holders. If, within 30 Business Days after such

Purchaser notifies the Principal Holder of such Purchaser's decision not to transfer any Tag--Along Shares (or, if no such notice is given, the expiration of the 10 Business Day period for notice of an election to transfer Tag--Along Shares), no transfer of shares held by the Principal Holders shall have been completed in accordance with the Tag--Along Notice, then the Principal Holders must comply again with all of the provisions of this Section 8.5, including without limitation a new Tag--Along Notice and another opportunity for each of the Purchasers to elect to transfer Tag--Along Shares.

          (e) Concurrently with the consummation of the transfer of the Tag-Along Shares pursuant to this Section 8.5, the Principal Holders shall remit or cause to be remitted to such Purchaser the consideration with respect to the Tag-Along Shares so transferred and shall furnish such other evidence of the completion of such transfer and the terms and conditions (if any) thereof as may reasonably be requested by such Purchaser.

          (f) The provisions of this Section 8.5 shall remain in effect, notwithstanding any return to any Purchaser of Tag-Along Shares as provided herein.

          (g) Notwithstanding the exercise date described in Section 3.2, in the event that such Purchaser holds Warrants that are not then exercisable under
Section 3.2 and such Purchaser would be entitled to tag-along rights pursuant to this Section 8.5 if such Warrants were exercisable, then such Warrants shall become exercisable, at the election of such Purchaser, to the extent necessary to permit such Purchaser to utilize all of such tag-along rights. Alternatively, such Purchaser shall be entitled to transfer to the Tag-Along Purchaser such portion of its Warrants representing the number of Tag-Along Shares which would be transferred to the Tag-Along Purchaser if such Warrants were exercisable, in exchange for the consideration which would be payable with respect to such Tag-Along Shares, less the Exercise Price for such Warrants.

          3. ADDITION OF SECTION 8.6. A new Section 8.6 is added to the Agreement to read in its entirety as follows:

          SECTION 8.6. BRING ALONG RIGHT. If the Company or one or more of the Existing Stockholders receives a bona fide offer from a person or persons not then an Affiliate or Affiliates of the Company or such Existing Stockholders (a "Third Party Purchaser") to purchase Capital Stock representing more than 50% of the total number of shares of Common Stock then outstanding on a Fully Diluted Basis, then the Company shall have the right to deliver a written notice (a "Buyout Notice") to each of the Purchasers which shall state (i) that the Company or such Existing Stockholders propose to effect such transaction, (ii) the proposed purchase price per share of Capital Stock to be paid by the Third Party Purchaser, and (iii) the name or names of the Third Party Purchaser, and which attaches a copy of all writings between the Company or such Existing Stockholders and the other parties to such transaction necessary to establish the terms of such transaction. Each of the Purchasers agrees that, upon receipt of a Buyout Notice, it shall be obligated to sell a percentage of its shares of Common Stock equal to the Bring Along Percentage (as defined below) upon the terms and conditions of such transaction (and otherwise take all necessary action to cause consummation of the proposed transaction); PROVIDED, HOWEVER, that each such Purchaser shall only be obligated as provided above in this

Section 8.6 if (i) more than 50% of the total number of shares of Common Stock then outstanding on a Fully Diluted Basis actually is sold to the Third Party Purchaser pursuant to the terms contained in the Buyout Notice, (ii) each such Purchaser receives the same per share (or per share equivalent) consideration as the Company or such Existing Stockholders receive in the transaction and (iii) the consideration received by such Purchaser is in the form of cash or a combination of cash and securities that will become freely tradable in the public securities markets within 180 days of receipt of such consideration by such Purchaser. The Bring Along Percentage shall be the percentage of the total number of shares of Common Stock outstanding an a Fully Diluted Basis that is actually sold to the Third Party Purchaser pursuant to the terms contained in the Buyout Notice; PROVIDED THAT if, after giving effect to such sale, the
Existing Stockholders would own not more than twenty percent of the fully-diluted common equity interests in the Company, the Bring Along Percentage shall be one hundred percent.

          4. Except as expressly amended hereby, all of the provisions of the Agreement are hereby affirmed and shall continue in full force and effect in accordance their terms.

          5. This Amendment shall be governed and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed entirely within, such state, without regard to the principles of conflicts of laws thereof.

          6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                         KMC TELECOM HOLDINGS, INC.


                                         By:  /s/ James D. Grenfell
                                              ----------------------------------
                                              Name:  James D. Grenfell
                                              Title.  Chief Financial Officer

                                         THE CHASE MANHATTAN BANK


                                         By:  /s/ P. Kelly
                                              ----------------------------------
                                              Name:  Patricia Kelly
                                              Title.  Vice President

                                         NEWCOURT COMMERCIAL FINANCE
                                         CORPORATION


                                         By:  /s/ John P. Sirico, II
                                              ----------------------------------
                                              Name:  John P. Sirico, II
                                              Title.  Vice President


                                         LUCENT TECHNOLOGIES INC,


                                         By:  /s/ Leslie L. Rogers
                                              ----------------------------------
                                              Name:  Leslie L. Rogers
                                              Title.  Managing Director














Signature page to
Amendment
No. 2 to existing Warrant
Agreement

                                     CONSENT

          Harold N. Kamine and Nassau Capital Partners, L. P. hereby consent to the foregoing Amendment No. 1 for the purpose of being bound by Sections 8.5 and
8.6 added to the Warrant Agreement by the Amendment.



                                         -------------------------------
                                         Harold N. Kamine


                                         NASSAU CAPITAL PARTNERS, L.P.
                                         By:      Nassau Capital L.L.C.,
                                                    its General Partner


                                                  By:  /s/ John G. Quigley
                                                       -------------------------
                                                       Name:  John G. Quigley
                                                       Title.  Member





























Signature page to
Amendment
No. 2 to existing Warrant
Agreement